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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of our reports dated December 6, 1999, relating to the consolidated financial statements and the financial statement schedule of Lante Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.






/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois February 10, 2000